EXHIBIT 10.1
FORM OF
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (this “Agreement”) is dated as of March ___, 2011, by and among Swisher Hygiene Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).
RECITALS
          A. The Company and each Purchaser is executing and delivering this agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “U.S. Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission under the Securities Act.
          B. The Company desires to issue and sell up to an aggregate of _________ Common Shares.
          C. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of Common Shares set forth in the Subscription Agreement (as defined below) signed by each Purchaser.
          D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Subscription Agreement, (the “Subscription Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Common Shares under the Securities Act and applicable state securities laws.
     NOW, THEREFORE, IN CONSIDERATION of the premises and the mutual promises, representations, warranties, covenants, conditions and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:
TERMS AND CONDITIONS
1.	Definitions. As used in this Agreement, unless the context otherwise requires:
(a)	“1934 Act” means the United States Securities and Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, including judicial and administrative interpretations thereof;

(b)	“Action” has the meaning ascribed thereto in Section 5.2(aa) of this Agreement;

(c)	“affiliate”, “distribution” and “insider” have the respective meanings ascribed to them under applicable Securities Laws and “affiliate” shall, without limitation, also include persons who are “affiliates” within the meaning ascribed to this term in Rule 144(a)(1) under the 1934 Act;

(d)	“Business Day(s)” means any day other than a Saturday or Sunday or any other day in which the banks located in Charlotte, North Carolina are not open for business;

(e)	“Closing” means the completion of the delivery and sale of the Common Shares and payment of the aggregate Subscription Price;

(f)	“Closing Date” means no later than (i) two business days after the satisfaction of the conditions set forth in Section 8 of this Agreement by all parties hereto, and (ii) March 23, 2011 or such other date as may be agreed upon by the Company and each Purchaser as the Closing Date of the Offering;

(g)	“Closing Time” means 8:30 a.m. (Charlotte time) on the Closing Date or such other date or time as the Company and the Purchasers may decide;

(h)	“Common Share” has the meaning ascribed thereto on the cover page of this Agreement;

(i)	“Company” has the meaning ascribed thereto on the cover page of this Agreement;

(j)	“Company Material Adverse Effect” means any event, occurrence, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes and effects, is materially adverse to the affairs, business, operations, prospects, assets, financial condition, or results of operations of the Company and the Subsidiaries taken as a whole or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or prevent or materially impair or delay the ability of the Company to perform its obligations hereunder, other than any event, occurrence, change or effect to the extent resulting from any one or more of the following (i) the execution and delivery of this Agreement, the pendency or public disclosure of this Agreement or the transactions contemplated by this Agreement (or any action taken by a party in response to such announcement), or the consummation of the transactions contemplated by this Agreement or (ii) any outbreak or escalation of hostilities or war or any act of terrorism;

(k)	“Company Permits” has the meaning ascribed thereto in Section 5.2(x) of this Agreement;

(l)	“Consistently Applied” has the meaning ascribed thereto is Section 5.2(y)(i) of this Agreement;

(m)	“Contract” has the meaning ascribed thereto in Section 5.2(w) of this Agreement;

(n)	“Disclosure Documents” means each document filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the 1934 Act since November 9, 2010;

(o)	“Environmental Laws” has the meaning ascribed thereto in Section 5.2(ff)(ii)(A) of this Agreement;

(p)	“Environmental Permits” has the meaning ascribed thereto in Section 5.2(ff)(ii)(B) of this Agreement;

(q)	“Exemptions” means the exemption from the prospectus and registration requirements under applicable Securities Laws, in respect of the issue of the Common Shares;

(r)	“ERISA” has the meaning ascribed thereto in Section 5.2(bb)(ii) of this Agreement;

(s)	“Financial Statements” has the meaning ascribed thereto in Section 5.2(y)(i) of this Agreement;

(t)	“GAAP” has the meaning ascribed thereto in Section 5.2(y) of this Agreement;

(u)	“General Solicitation or General Advertising” means “general solicitation or general advertising”, as used under Rule 502(c) under the U.S. Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or telecommunications, including electronic display or the Internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(v)	“Government Official” means any (a) officer, employee or other individual acting in an official capacity for a Governmental Authority), or any officer employee or other individual acting in an official capacity for a public international organization or (b) political party or official thereof or any candidate for any political office;

(w)	“Governmental Authority” means any U.S. or Canadian domestic or foreign government, whether federal, state, local, regional, municipal or other political jurisdiction, and any agency, authority, instrumentality, court, tribunal, board, commission, bureau, arbitrator, arbitration tribunal or other tribunal, or any quasi-governmental or other entity, insofar as it exercises a legislative, judicial, regulatory, administrative, expropriation or taxing power or function of or pertaining to government;

(x)	“Hazardous Substances” has the meaning ascribed thereto in Section 5.2(ff)(ii)(C) of this Agreement;

(y)	“Intellectual Property” has the meaning ascribed thereto in Section 5.2(dd)(ii) of this Agreement;

(z)	“Investments” has the meaning ascribed thereto in Section 5.2(s)(iii) of this Agreement;

(aa)	“Law” has the meaning ascribed thereto in Section 5.2(w) of this Agreement;

(bb)	“Lease Documents” has the meaning ascribed thereto in Section 5.2(cc)(ii) of this Agreement;

(cc)	“Leased Properties” has the meaning ascribed thereto in Section 5.2(cc)(ii) of this Agreement;

(dd)	“Licensed Intellectual Property” has the meaning ascribed thereto in Section 5.2(dd)(i) of this Agreement;

(ee)	“lien” means any mortgage, pledge, lien, encumbrance, charge or other security interest;

(ff)	“material” means material in relation to the Company and its Subsidiaries considered on a consolidated basis;

(gg)	“Material Subsidiaries” means the Subsidiaries whose assets or revenues, calculated on an individual basis, represent more than 10% of the consolidated assets or revenues of the Company;

(hh)	“Most Recent Balance Sheet” has the meaning ascribed thereto in Section 5.2(y)(ii) of this Agreement;

(ii)	“Offering” has the meaning ascribed thereto on the cover page of this Agreement;

(jj)	“Owned Intellectual Property” has the meaning ascribed thereto in Section 5.2(dd)(i) of this Agreement;

(kk)	“Permitted Liens” means with respect to any assets of the Company (i) mechanic’s materialmen’s and similar liens with respect to amounts not past due, (ii) liens for income Taxes or other Taxes not yet due and payable or for income Taxes or other Taxes that the taxpayer is contesting in good faith pursuant to proceedings disclosed in the Disclosure Documents, (iii) purchase money liens arising by operation of law (including liens on inventory and other assets in favour of vendors of the Company) and (iv) liens securing rental payments under capital lease arrangements disclosed in the Disclosure Documents;

(ll)	“Plans” has the meaning ascribed thereto in Section 6.2(bb)(ii) of this Agreement;

(mm)	“Purchaser” has the meaning ascribed thereto in the cover page of this Agreement;

(nn)	“Release” has the meaning ascribed thereto in Section 6.2(ff)(ii)(D) of this Agreement;

(oo)	“Registration Statement” has the meaning ascribed thereto in Schedule “D” to the Subscription Agreement;

(pp)	“Regulation D” has the meaning given such term in the Recitals;

(qq)	“Regulation M” means Regulation M promulgated under the 1934 Act;

(rr)	“SEC” means the United States Securities and Exchange Commission;

(ss)	“Securities” means the Common Shares;

(tt)	“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders, and the notices, policies and written interpretations issued by the Securities Regulators in each of the jurisdictions of the Subscribers, and the rules of the Toronto Stock Exchange and NASDAQ Global Market;

(uu)	“Securities Regulators” means the Securities and Exchange Commission or other securities regulatory authorities of the jurisdictions of the Subscribers;

(vv)	“Stock Exchanges” means the Toronto Stock Exchange and the NASDAQ Global Market;

(ww)	“Subscriber” means each of the Purchasers which are purchasers of Common Shares and “Subscribers” means all of the Purchasers which are purchasers of the Common Shares;

(xx)	“Subscription Agreements” has the meaning given such term in the Recitals;

(yy)	“Subscription Price” has the meaning ascribed thereto on the cover page of this Agreement;

(zz)	“Subsidiaries” any entity of which more than 50 percent of the voting securities are directly or indirectly owned by the Company and the financial statements of which are consolidated with those of the Company and “Subsidiary” means any one of the Subsidiaries;

(aaa)	“Taxes” has the meaning ascribed hereto in Section 5.2(ee)(v)(A) of this Agreement;

(bbb)	“Tax Returns” has the meaning ascribed thereto in Section 5.2(ee)(v)(B) of this Agreement;

(ccc)	“to the knowledge of” means (unless otherwise expressly stated), with respect to the Company, a statement of the actual knowledge, after having made reasonable enquiries (such reasonable enquiries not needing to include enquiries of third parties), of Steve Berrard, Tom Byrne and Tom Aucamp of the facts or circumstances to which such phrase relates;

(ddd)	“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

(eee)	“U.S. Securities Act” has the meaning ascribed thereto in the Recitals;

(fff)	“U.S. Securities Laws” means the applicable blue sky or securities legislation in the United States, together with the 1934 Act and the U.S. Securities Act and the rules and regulations of the SEC or state securities authority thereunder; and
2.	Interpretation. For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)	“this Agreement” means this Securities Purchase Agreement;

(b)	any reference in this Agreement to a designated “Section”, “Subsection”, “Paragraph”, “Schedule” or other subdivision refers to the designated section, subsection, paragraph, schedule or other subdivision of this Agreement;

(c)	the words “herein” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement;

(d)	the word “including”, when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(e)	any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulation;

(f)	any reference to “party” or “parties” means the Company, each Purchaser, or all of them, as the context requires;

(g)	the headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement; and

(h)	words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.
3.            Sale of Shares. The Common Shares will be sold by way of the exemption from registration under the U.S. Securities Act provided by Section 4(2) thereof and Rule 506 of Regulation D thereunder and (i) in the United States pursuant to the exemption for sales to accredited investors as such term is defined under applicable Securities Laws, and (ii) in such other jurisdictions (other than Canada) (in accordance with local laws) as may be agreed to by the Company and each Purchaser provided that the Company is not required to file a prospectus or other disclosure document or become subject to reporting obligations in such jurisdictions. The Company shall issue and sell the Common Shares at the Closing Time, in accordance with and subject to the provisions of this Agreement and the Subscription Agreements.
4.            Offering Procedures.
4.1           Each Subscriber of Common Shares will purchase Common Shares and the Company will issue and sell the Common Shares pursuant to exemptions from applicable prospectus and registration requirements under Securities Laws of the jurisdiction of residence of the Subscriber or such other jurisdiction as may be applicable to the Subscriber and as contemplated by the Subscription Agreements. Each Subscriber will enter into a Subscription Agreement with the Company.
4.2           The Company will use its best efforts to file or cause to be filed all documents required to be filed by the Company in connection with the purchase and sale of the Common Shares so that the distribution of the Common Shares may lawfully occur on an exempt basis.
4.3           The Company covenants that it will, as soon as reasonably practicable after the Closing, prepare and file the Registration Statement as set out in Schedule “D” to the Subscription Agreement.
4.4           The Company will promptly inform each Purchaser of the receipt by the Company of any material communication from the Securities Regulators or any other securities regulatory authority of any other jurisdiction, the Stock Exchanges or the Company’s other filings with the SEC.
5.            Representations and Warranties of the Company.
5.1            Each officers’ certificate required to be provided in accordance with the terms of this Agreement, signed by any officer of the Company and delivered to each Purchaser, will constitute a representation and warranty by the Company to each Purchaser, as the case may be, as to the matters covered by the certificate.
5.2           The Company represents and warrants to each Purchaser and acknowledges that each Purchaser is relying upon such representations and warranties in connection with its execution and delivery of this Agreement that:
(a)	the Subscription Agreements have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, is, or will be, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(b)	the Common Shares to be issued by the Company and/or sold pursuant to this Agreement and the Subscription Agreements will be duly authorized for that issuance and sale by all necessary action on the part of the Company and, when issued and delivered by the Company against payment of the applicable consideration, the Common Shares issued pursuant to this Agreement and the Subscription Agreements, will have been validly issued, will be outstanding as fully paid and non-assessable and will not have been issued in violation of or subject to any pre-emptive rights or other contractual rights to purchase securities issued by the Company or in violation of any applicable law;

(c)	the Company is a reporting issuer under U.S. Securities Laws and the securities laws of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, New Brunswick, Nova Scotia, Prince Edward Island, Newfoundland and Labrador and a registrant under the 1934 Act, and is not in default in any material respect of any requirement of such securities laws and the Company is not included on a list of defaulting reporting issuers maintained by the Securities Regulators of the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, New Brunswick, Nova Scotia, Prince Edward Island, Newfoundland and Labrador;

(d)	no order ceasing or suspending trading in securities of the Company, prohibiting the sale of such securities, has been issued to the Company, directors or officers and, to the knowledge of the Company, no such investigations or proceedings for such purposes are pending or threatened;

(e)	[Intentionally Left Blank.]

(f)	the Common Shares will not be subject to a restricted period or to a statutory hold period under the Securities Laws or to any resale restriction under the policies of the Stock Exchanges other than as described in the Subscription Agreement;

(g)	the Company will use the proceeds of the Offering in the manner described in the Subscription Agreement;

(h)	since August 18, 2010, the Company has been in compliance in all material respects with its continuous disclosure obligations under applicable Securities Laws;

(i)	all the statements set forth in the Disclosure Documents were true, correct, and complete in all material respects;

(j)	other than as disclosed in the Disclosure Documents, no fact or change has arisen or has been discovered relating to or involving the Company which would have been required to have been stated in the Disclosure Documents had the fact arisen or been discovered on, or prior to, the date of such Disclosure Documents, and, except as have been disclosed in the Disclosure Documents, the Company has not suffered a Company Material Adverse Effect since November 2, 2010 and the Company has not suffered a Company Material Adverse Effect in relation to the Common Shares;

(k)	the Company’s auditors are independent public accountants as required under applicable Securities Laws, are qualified to act as auditors of the Company under the applicable Securities Laws, and there has never been a reportable disagreement (within the meaning of the applicable Securities Laws) between the Company and the Company’s auditors;

(l)	during the period in which the Common Shares are offered for sale, the Company did not and will not authorize any person acting on its or their behalf to take any action that would cause the exemption afforded by Section 4(2) of the U.S. Securities Act or Rule 506 thereunder to be unavailable for offers and sales of the Common Shares, pursuant to this Agreement;

(m)	neither the Company, nor any of its affiliates, nor any person authorized to act on its behalf have engaged or will engage in any form of General Solicitation or General Advertising with respect to offers or sales of the Common Shares;

(n)	the Company has not, for a period of six months prior to the date hereof sold, offered for sale or solicited any offer to buy any of its securities in the United States in a manner that would be “integrated” with the Offering and that would cause the exemption afforded by Section 4(2) of the U.S. Securities Act and Rule 506 of Regulation D to be unavailable for offers and sales of the Common Shares;

(o)	during the period in which the Common Shares are offered for sale, neither the Company nor any of its affiliates, nor any person authorized to act on its behalf has taken or will take, directly or indirectly, any action that would constitute a violation of Regulation M of the SEC under the 1934 Act;

(p)	the Company shall cause a Form D to be filed with the SEC within 15 days of the first sale of Common Shares and shall, unless directed to the contrary by the Purchasers with regard to any jurisdiction in which there is a reliance on a state institutional exemption that does not require the making of any filing, make such other filings as shall be required by applicable state Securities Laws to secure exemption from registration under such securities laws for the sale of the Common Shares in such states;

(q)	neither the Company nor any of the affiliates thereof has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failure to comply with Rule 503 of Regulation D concerning the filing of notice of sales on Form D;

(r)	the Company is not now and, as a result of the transactions contemplated by this Agreement and the Subscription Agreements, will not be an “investment company” (as defined in the United States Investment Company Act of 1940) that is or will be required to be registered under Section 8 of that Act;
(s)	(i)	the Company and each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not reasonably be expected to have a Company Material Adverse Effect;

(ii)	a true and complete list of all Material Subsidiaries, together with the jurisdiction of incorporation, or formation, of each such Subsidiary and the percentage of the outstanding capital stock or other equity interests of each such Subsidiary owned by the Company, each other Subsidiary and any other person, is set forth in the Disclosure Documents; and

(iii)	the Disclosure Documents list any and all persons of which the Company directly or indirectly owns an equity or similar interest, or an interest convertible into or exchangeable or exercisable for an equity or similar interest, of less than 50% of such person (collectively, the “Investments”);
(t)	the Company has made available to each Purchaser a complete and correct copy of the articles of incorporation and the bylaws each as amended to date, of the Company and each Subsidiary. Such articles of incorporation and bylaws are in full force and effect and no other organizational documents are applicable or binding upon the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary is currently in violation of any material provision of its articles of incorporation or bylaws or similar organizational documents in any material respect;
(u)	(i)	as of the date of this Agreement, the authorized capital stock of the Company consists of Common Shares, of which 136,157,351 are issued and outstanding (of which 8,281,924 are pending issuance by transfer agent). Each outstanding Common Share is duly authorized, validly issued, fully paid and nonassessable and was issued free of preemptive (or similar) rights; and
(ii)	except as described in the Disclosure Documents and in this Agreement, there are no (A) options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary or any shareholder of the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary, (B) voting securities of the Company or securities convertible, exchangeable or exercisable for shares of capital stock or voting securities of the Company, or (C) equity equivalents, interests in the ownership or earnings of the Company or any Subsidiary or rights with respect to the foregoing. All shares of Common Stock reserved for issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive (or similar) rights. All securities of the Company have been issued in compliance with all applicable Laws, except to the extent that any non-compliance will not result in any Company Material Adverse Effect;
(v)	the Company has all necessary power and authority to execute and deliver this Agreement and the Subscription Agreements, and to perform its obligations thereunder. The execution and delivery of this Agreement by the Company have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each Purchaser constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as that enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction;

(w)	the execution and delivery of this Agreement and the Subscription Agreements by the Company does not, and the performance by the Company of its obligations under this Agreement and the Subscription Agreements does not and will not, (i) conflict with or result in a violation or breach of the Articles of Incorporation or Bylaws (or similar organizational documents) of the Company, (ii) except for post-closing filings made in the ordinary course for transactions of the kind set out in this Agreement and the Subscription Agreements, conflict with or violate any statute, law, ordinance, regulation, rule, common law, code, executive order, judgment, decree or other order (“Law”) applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, require consent or result in a material loss of a material benefit under, give rise to a right or obligation to purchase or sell assets or securities under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any material property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract (written or oral), agreement, lease, license, permit, franchise or other binding commitment, instrument or obligation (each, a “Contract”) to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary or any material property or asset of the Company or any Subsidiary is bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a Company Material Adverse Effect;

(x)	the Company and each Subsidiary is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each such entity to own, lease and operate its material properties or to carry on its business substantially as it is now being conducted (the “Company Permits”), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Subsidiary is operating in material violation of: (a) any Law applicable to such entity or by which any property or asset of such entity is bound or affected, and (b) any Company Permit to which such entity is a party or by which such entity or any such property or asset of such entity is bound, except in any case for any such violations which would not have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of any default, and, to the Company’s knowledge, no event has occurred which, with notice or lapse of time or both would constitute a default;
(y)	(i)	the financial statements in the Disclosure Documents (the “Financial Statements”) have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), applied on a consistent basis throughout the periods involved (except to the extent required by changes in GAAP or as may be indicated in the notes thereto, if any) (hereinafter, “Consistently Applied”) and present fairly, in all material respects, the consolidated or combined financial position of the Company and its Subsidiaries as of the respective dates thereof and the results of operations for the periods indicated; and

(ii)	neither the Company nor any Subsidiary have any liabilities, obligations or commitments (including without limitation, liabilities, obligations or commitments to fund any operations or work or to give any guarantees or for Taxes) whether accrued, absolute, contingent or otherwise, of the type required by GAAP to be reflected or reserved against on the balance sheets except (i) to the extent reflected, reserved or taken into account in the balance sheet of Swisher International, Inc. and its subsidiaries as of September 30, 2010 (and included in the Form 10 of the Company), including all notes thereto, if any and the most recently filed balance sheet of the Company in the Disclosure Documents (collectively, the “Most Recent Balance Sheet”) and not heretofore paid or discharged, (ii) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Most Recent Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (iii) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material on a consolidated basis, (iv) liabilities incurred in the ordinary course of business consistent with past practice prior to the date of the Most Recent Balance Sheet which, in accordance with GAAP Consistently Applied, were not recorded thereon, and (v) except as would not result in a Company Material Adverse Effect;
(z)	except in connection with the transactions contemplated by this Agreement, during the period beginning on November 9, 2010 and ending on the date hereof, the Company (on a consolidated basis) has conducted its business, in all material respects, in the ordinary course consistent with past practice;

(aa)	there is no litigation, suit, claim, action, proceeding, hearing, petition, grievance, complaint or investigation (an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any Governmental Authority or arbitrator that would reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, to the Company’s knowledge no officer or director of the Company is a defendant in any Action in connection with his status as an officer or director of the Company or any Subsidiary. Other than pursuant to Articles of Incorporation, Bylaws or other organizational documents, no Contract between the Company or any Subsidiary and any current or former director or officer exists that provides for indemnification. Neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority. Neither the Company nor any Subsidiary has received written notice of any default, and, to the Company’s knowledge, no event has occurred which, with notice or lapse of time or both, would constitute a default by the Company or the applicable Subsidiaries in connection with any of the foregoing which would result in a Company Material Adverse Effect;
(bb)	(i)	except as set forth in the Disclosure Documents, the Company is not a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and, to the Company’s knowledge, there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Company into one or more collective bargaining units. There is no pending or, to the Company’s knowledge, threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Company or which may interfere with its continued operations. Neither the Company (on a consolidated basis) nor to the Company’s knowledge any agent, representative or employee thereof has within the last 12 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or, to the Company’s knowledge, threatened charge or complaint against the Company (on a consolidated basis) by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage or threat thereof involving any of the employees of the Company during the 12 months prior to the date hereof. The Company (on a consolidated basis) has complied in all material respects with applicable Laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended, except for those instances of non-compliance which would not result in a Company Material Adverse Effect;
(ii)	with respect to all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, consultant, officer or director of the Company or any Subsidiary (collectively, the “Plans”), no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any Subsidiary could reasonably be expected to be subject to any actual or contingent liability under the terms of such Plan or any applicable Law which would reasonably be expected to have a Company Material Adverse Effect;
(cc)	(i)	neither the Company nor any of its Subsidiaries owns any real property;
(ii)	neither the Company nor any Subsidiary has received written notice of any default under any documents, leases or agreements evidencing any leasehold interests of real property currently leased or subleased by the Company or any Subsidiary, and, to the Company’s knowledge, no event has occurred which, with notice or lapse of time or both, would constitute a default by the Company or the applicable Subsidiaries thereunder which would result in a Company Material Adverse Effect; and
(dd)	(i)	(A) to the Company’s knowledge, the conduct of the business of the Company and the Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted against the Company or any Subsidiary that the conduct of the business of the Company and the Subsidiaries as currently conducted infringes upon, or may infringe upon or misappropriates the Intellectual Property rights of any third party; (B) with respect to each item of Intellectual Property that is owned by the Company or a Subsidiary and is material to its operations (“Owned Intellectual Property”), the Company or a Subsidiary is the owner of the entire right, title and interest in and to such Owned Intellectual Property and is entitled to use such Owned Intellectual Property in the continued operation of its respective business; (C) with respect to each item of Intellectual Property that is licensed to or otherwise held or used by the Company or a Subsidiary and is material to its operations (“Licensed Intellectual Property”), the Company or a Subsidiary has the right to use such Licensed Intellectual Property in the continued operation of its respective business in accordance with the terms of the license agreement governing such Licensed Intellectual Property; (D) none of the Owned Intellectual Property has been adjudged invalid or unenforceable in whole or in part and, to the Company’s knowledge, the Owned Intellectual Property is valid and enforceable; and (E) to the Company’s knowledge, no person is engaging in any activity that infringes upon the Owned Intellectual Property;

(ii)	for purposes of this Agreement, “Intellectual Property” means (A) United States and Canadian patents, patent applications and statutory invention registrations, (B) trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and other source identifiers, and registrations and applications for registration thereof, (C) copyrightable works, copyrights, and registrations and applications for registration thereof, (D) all items of software, source code, object code or other computer program of whatever name and (F) confidential and proprietary information, including trade secrets and know-how;
(ee)	(i)	each of the Company and its Subsidiaries has filed all Tax Returns required to be filed by any of them, except, where the failure to file such Tax Returns would not, have a Company Material Adverse Effect. The Company and each of its Subsidiaries have correctly reported all income and all other amounts or information required to be reported to the applicable Governmental Authority with respect to any such Taxes, except as would not result in a Company Material Adverse Effect. Copies of all federal, state and local Tax Returns for the Company and each Subsidiary with respect to the taxable years commencing on or after the 2007 tax year have been delivered or will be made available to each Purchaser, upon request. To the Company’s knowledge, no deficiencies for any Taxes have been asserted or assessed in writing against the Company or any of its Subsidiaries as of the date of this Agreement, and no requests for waivers of the time to assess any such Taxes are pending. There are no pending or, to the knowledge of the Company, threatened audits, examinations, investigations or other proceedings in respect of any Tax of the Company;
(ii)	all material Taxes due and owing by the Company (whether or not shown on any Tax Return) have been paid or have been properly accrued on the Company’s Financial Statements in accordance with GAAP. The Company has withheld all Taxes required to have been withheld in connection with amounts paid to its employees, independent contractors, customers, shareholders and other Persons, and has paid, or will timely pay, all amounts so withheld to the appropriate Governmental Authority, except when failures to withhold would not result in a Company Material Adverse Effect;

(iii)	the Company is not currently delinquent in the payment of any Tax. There are no Tax liens on any assets of the Company, except for statutory liens for Taxes that are not yet due and payable, liens for Taxes which are currently payable without penalty or interest and liens for Taxes being contested in good faith by any appropriate proceeding for which adequate reserves have been established.

There is no material Tax deficiency outstanding or assessed or proposed against the Company that is not reflected as a liability on the Company’s Financial Statements. The Company has not executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax;

(iv)	the Company has not assumed any obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other Person or agreed to indemnify any other Person with respect to any Tax;

(v)	for purposes of this Agreement:
(A)	“Tax” or “Taxes” shall mean any and all federal, state, local and foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental or Tax authority; and

(B)	“Tax Returns” means any and all returns, declarations, claims for refund, or information returns or statements, reports and forms relating to Taxes filed with any Tax authority (including any schedule or attachment thereto) with respect to the Company or the Subsidiaries, including any amendment thereof;
(ff)	(i)	except as would not reasonably be expected to have a Company Material Adverse Effect: (A) to the Company’s knowledge, none of the Company or any of the Subsidiaries has violated, or is in violation of, any Environmental Law; (B) to the Company’s knowledge, there is and has been no Release of Hazardous Substances in violation of Environmental Laws at, on, under or any of the properties currently leased or operated by the Company or any of the Subsidiaries or, during the period of the Company’s or the Subsidiaries’ lease or operation thereof, formerly leased or operated by the Company or any of the Subsidiaries; (C) the Company and the Subsidiaries have obtained and are and have been in material compliance with all, and have not violated any, required Environmental Permits; (D) the Company and its Subsidiaries have not received any written claims against the Company or any of the Subsidiaries alleging violations of or liability or obligations under any Environmental Law;
(ii)	for purposes of this Agreement:
(A)	“Environmental Laws” means any Laws (including common law) of the United States federal, state, local, non-United States, or any other Governmental Authority; relating to (A) Releases or threatened Releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) pollution or protection of the environment or human health and safety as affected by Hazardous Substances or materials containing Hazardous Substances;

(B)	“Environmental Permits” means any permit, license registration, approval, notification or any other authorization pursuant to Environmental Law;

(C)	“Hazardous Substances” means (A) those substances, materials or wastes defined as toxic, hazardous, acutely hazardous, pollutants, contaminants, or words of similar import, in or regulated under the following United States federal statutes and any analogous state statutes, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products, including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; and (D) polychlorinated biphenyls, asbestos, molds that could reasonably be expected to adversely affect human health, urea formaldehyde foam insulation and radon; and

(D)	“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, seeping, leaching, dumping, or disposing of any substance, material or product into or through the environment.
(gg)	except for the representations and warranties made by the Company in this Section 6, the Subscription Agreements, the Company makes no representations or warranties, and the Company hereby disclaims any other representations or warranties, with respect to the Company, the Subsidiaries, or its or their businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects or any other information or documents made available to each Purchaser or its counsel, accountants or advisors with respect to the Company or any of the businesses, assets, liabilities or operations of the foregoing, except as expressly set forth in this Agreement; and

(hh)	no act or proceeding has been taken by or against the Company or any of the Subsidiaries in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of the Company or any of the Subsidiaries nor, to the knowledge of the Company, is any threatened, or for the appointment of a trustee, receiver, manager or other administrator of the Company or any of the Subsidiaries or any of their respective properties or assets. None of the Company or any of the Subsidiaries has sought protection under applicable bankruptcy legislation.
6.	Covenants of the Company. The Company covenants and agrees with each Purchaser that:
(a)	it will advise each Purchaser, promptly after receiving notice or any obtaining knowledge thereof, of the imposition of any cease trading or similar order affecting the Common Shares or order modifying or making unavailable any exemption pursuant to which the Common Shares are being offered or sold, or the institution, threatening or contemplation of any proceedings for any such purpose or any request made by any Securities Regulator relating to the Offering;

(b)	unless it would be unlawful to do so or unless the Company, acting reasonably, determines that it would not be in the best interests of the Company to do so or would result in non-compliance with any applicable Securities Laws or the requirements of the Stock Exchanges, the Company will accept each duly completed and executed Subscription Agreement and any such acceptance will be made on the Closing Date;

(c)	the Company will have taken, on or prior to the Closing Date, all necessary steps to ensure the Common Shares have been duly authorized for issuance;

(d)	the Company will duly, punctually and faithfully perform all of the obligations to be performed by it under the Subscription Agreements;

(e)	the Company will take all such steps as may be necessary to obtain conditional listing approval of the Stock Exchanges;

(f)	the Company will comply with all filings and other continuous disclosure requirements under all applicable Securities Laws; and

(g)	the Company will use commercially reasonable efforts to ensure that there is available “adequate current public information” with respect to the Company within the meaning of Rule 144(c)(1) under the U.S. Securities Act after the Closing Date and at all times thereafter when the Registration Statement is not effective and up to date.

(h)	The Company agrees that it will not, and shall cause each of its Subsidiaries to not, without the prior written consent of (“ “), use in advertising, publicity, or otherwise the name of , or any Purchaser, or any partner or employee of or any Purchaser, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by , any Purchaser or any of their respective affiliates. The Company further agrees that it shall obtain the written consent of prior to the Company’s or any of its Subsidiaries’ issuance of any public statement detailing the purchase of shares by Purchasers pursuant to this Agreement. The foregoing covenant shall not be deemed to be breached if the Company is required by Securities Laws to use the name or any Purchaser’s name in any required filings with a Securities Regulator.
7.            Due Diligence. Until the Closing Date the Company shall at all times allow the Purchasers and their representatives to conduct due diligence investigations and examinations.
8.            Conditions of Closing. The obligations of the Purchasers to deliver at the Closing Time executed Subscription Agreements shall be conditional upon each Purchaser being satisfied with the results of its due diligence investigations relating to the Company and upon the fulfilment or waiver by each Purchaser at or before the Closing Time of the following conditions, which conditions the Company covenants to use its best efforts to fulfil or cause to be fulfilled prior to the Closing Time:
(a)	the execution and delivery of this Agreement and the Subscription Agreements, the due authorization of the issuance of the Common Shares shall have been duly authorized by all necessary corporate action;

(b)	any necessary consents or approvals of the Securities Regulators with respect to the issue and sale of the Common Shares shall have been obtained, and the conditional approval of the Stock Exchanges to list the Common Shares shall have been obtained;

(c)	the Purchasers shall have received certificates addressed to the Purchasers and to the Subscribers, dated as of the date of Closing, signed by the President and the Chief Executive Officer of the Company, or such other officer or officers of the Company as the Purchasers may accept, certifying on behalf of the Company to the effect that, except as has been generally disclosed at the date thereof:
(i)	no order, ruling or determination suspending or cease trading the Common Shares has been issued, and no proceedings for that purpose have been instituted or, to the knowledge of such officer, contemplated or threatened by any Securities Commission;

(ii)	other than as disclosed in the Disclosure Documents, since November 9, 2010 there has not been any change as it relates to the Company and its Subsidiaries on a consolidated basis that has or could reasonably be expended to result in a Company Material Adverse Effect;

(iii)	other than as disclosed in the Disclosure Documents, since November 9, 2010 no material fact has arisen or has been discovered which would have been required to have been stated in the Disclosure Documents had the fact arisen or been discovered on, or prior to the date of such Disclosure Documents;

(iv)	the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time;

(v)	the Company has complied in all material respects with all the terms and conditions of this Agreement on its part to be complied with at or before the Closing Time; and

(vi)	as to such other matters of a factual nature as are appropriate and usual in the circumstances and as the Purchasers or the Purchasers’ Counsel may reasonably request; and
(d)	the Company shall have delivered to each Purchaser’s custodian of securities identified in Section 9 below the certificates representing the Common Shares.
9.             Closing Procedures. Provided duly executed Subscription Agreements have been delivered to the Company’s counsel, the Company will cause to be issued and to be delivered to each Purchaser at the location as directed by each Purchaser without charge prior to the Closing Time certificates representing the Common Shares in such number and denomination and bearing the registration particulars as each Purchaser may, in writing, direct to the Company prior to the Closing Time or, as otherwise evidenced in the Subscription Agreements, and once each Purchaser has confirmed receipt of each certificate, each Purchaser shall deposit the amount of readily available funds equal to such Purchaser’s Subscription Amount by wire transfer in immediately available funds to the Company pursuant to the Company’s written wire instructions.

10.           Expenses of Offering. Whether or not the transactions herein contemplated shall be completed, all costs and expenses of and incidental to the sale of the Common Shares to the Subscribers and all other matters in connection with the transactions herein set out shall be borne by the Company, whether before or after Closing, including without limitation, all costs and expenses in connection with the preparation and issue of the certificates for the securities to be offered hereunder, the fees and disbursements of the Company’s counsel, all local counsel and the expenses of the Purchasers in connection with the Offering including without limitation the reasonable fees and expenses of the Purchasers’ counsel, and the Purchasers out-of-pocket expenses, collectively to a maximum of $25,000. Any expenses in excess of this maximum shall be subject to pre-approval by the Company, action reasonably.
11.        Termination.
11.1      If at any time prior to Closing:
(a)	there shall have occurred any adverse changes in relation to the Company that, in the opinion of each Purchaser, acting reasonably and in good faith, has or could reasonably be expected to result in a Company Material Adverse Effect;

(b)	there shall have occurred any change in the Securities Laws, or any inquiry, investigation or other proceeding is made or any order is issued under or pursuant to any statute of the US or Canada or any Stock Exchange in relation to the Company or any of the Securities (except for any inquiry, investigation or other proceeding or order based upon activities of each Purchaser and not upon activities of the Company or its subsidiaries), which, in the opinion of each Purchaser, acting reasonably and in good faith, prevents or restricts trading in or the distribution of the Securities or adversely affects or might reasonably be expected to adversely affect the investment quality or marketability of the Common Shares; or

(c)	a cease trading order is made under any of the Securities Laws by any other competent authority in respect of the Securities and such cease trading order is not rescinded within 48 hours, each Purchaser shall be entitled, at their option, to terminate and cancel their obligations to the Company under this Agreement by written notice to that effect given to the Company at the address shown in Section 13.2 prior to the Closing Time. In the event of any such termination, the Company’s obligations under this Agreement to each Purchaser shall be at an end except for any liability of the Company provided for in Section 10 hereof.
11.2        The rights of termination contained in this Section 11 are in addition to any other rights or remedies each Purchaser may have in respect of any default, misrepresentation, act or failure to act of the Company in respect of any matters contemplated by this Agreement.
12.        Purchaser Obligations. Each Purchaser represents, warrants and covenants to the Company that each Purchaser has complied and will comply with all Securities Laws and all other applicable laws and regulations or similar enactments applicable in respect of the Offering in each of their jurisdictions of organization.
13.        Miscellaneous.
13.1      All representations and warranties contained herein and all of the covenants and agreements of the Company herein, to the extent that they are required to be performed on or before Closing, shall be construed as conditions and any material breach or failure to comply with any thereof shall entitle each Purchaser, in addition to and not in lieu of any other remedies each Purchaser has in respect thereof, to terminate any obligation to purchase the Common Shares by written notice to that effect given to the Company prior to the Closing Time. It is understood that the Purchasers may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to its rights in respect of any other of such terms and conditions or any other subsequent breach or non-compliance, provided that to be binding on the Purchasers any such waiver or extension must be in writing.
13.2        Any notice or other communication hereunder shall be in writing and shall unless herein otherwise provided be given by delivery to a responsible officer of the addressee or by telex or telecopier, if to the Company, addressed to: Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina, 28210 (Attention: President and Chief Executive Officer) (telecopier: (704) 602-7970); and if to each Purchaser addressed to: ___and shall be deemed to have been given when actually delivered or when such notice should have reached the addressee in the ordinary course.
13.3        Time shall be of the essence of the foregoing offer and of the agreement resulting from the acceptance thereof.
13.4        The representations, warranties, covenants and other agreements herein contained shall survive the purchase by the Subscribers of the Common Shares and shall continue in full force and effect unaffected by any subsequent disposition by the Subscribers of the Common Shares for a period of two years hereafter (other than obligations of the Company set forth in Sections 8 and 11 hereof which will continue indefinitely).
13.5        This Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.
13.6        This Agreement shall be governed by the laws of the State of Delaware, and the federal laws of the United States applicable therein.
13.7        The provisions herein contained and in the Subscription Agreements constitute the entire agreement between the parties and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof whether verbal or written.
13.8        A copy of the Agreement and Declaration of Trust of each Purchaser or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of such Purchaser or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of such Purchaser or any affiliate thereof individually but are binding only upon such Purchaser or any affiliate thereof and its assets and property.

     If the foregoing is in accordance with your understanding, will you please confirm your acceptance by signing the enclosed copies in the place indicated and by returning the same to us.
     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized representatives, effective as of the date first shown above.

SWISHER HYGIENE INC., a Delaware corporation
By:
Thomas E. Aucamp
Executive Vice President

By:
Name:
Title:

Schedule A
SUBSCRIPTION AGREEMENT

SUBSCRIPTION INSTRUCTIONS
Please make sure that your subscription includes:
1.	one (1) signed copy of the Subscription Agreement with the information on pages 2, 3 and 4 completed;

2.	an amount equal to the aggregate Subscription Price, payable in U.S. funds shall be delivered by wire transfer to an account designated by the Company upon receipt of certificates representing the Securities to the Custodian.
Please deliver your subscription to:
Akerman Senterfitt
350 East Las Olas Boulevard
Suite 1600
Fort Lauderdale, Fl 33301
Attention: Edward Ristaino
Fax (954) 463-2224

SUBSCRIPTION AGREEMENT FOR COMMON SHARES
The securities subscribed for herein have not been and will not be registered under the United States Securities Act of 1933, as amended, and, subject to certain exceptions, may not be offered or sold in the United States or to a U.S. Person. The sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” that satisfy the criteria set forth in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended.

TO:	SWISHER HYGIENE INC. (the “Company”)
The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from the Company that number of shares of common stock of the Company set forth below (the “Common Shares”) for the aggregate consideration set forth below, representing a subscription price of $  per Common Share, upon and subject to the terms and conditions set forth in “Terms and Conditions of the Subscription for Common Shares” attached hereto as Schedule “A” and as set forth in the other applicable schedules hereto (the “Offering”).
SUBSCRIPTION AND SUBSCRIBER INFORMATION
Please print all information (other than signatures), as applicable, in the space provided below

(Name of Subscriber — please print)

By:
(Authorized Signature)

(Please print name of individual whose signature appears above if different than the name of the subscriber printed above and title, if applicable.)

(Subscriber’s Address)

(Telephone Number)

(Fax Number)                               (E-mail Address)

Number of Common Shares

Aggregate Consideration:

$
(number of Common Shares x $5.00
(the “Subscription Amount”)

Register the Common Shares as set forth below:

(Name)

(Account Reference, if applicable)

(Address)

Deliver the Common Shares as set forth below:

Present Ownership of Securities
The Subscriber either [check appropriate box]:

☐	owns directly or indirectly, or exercises control or direction over, ____________ Common Shares and convertible securities entitling the holder thereof to acquire an additional ____________ Common Shares; or

☐	does not own directly or indirectly, or exercise control or direction over, Common Shares of the Company or securities convertible into Common Shares.
Insider Status
The Subscriber [check the box]:

☐	is not an “Insider” of the Company.
“Insider” means:
(a)	a director or officer of the Company;

(b)	a director or officer of a person or company that is itself an insider or subsidiary of the Company;

(c)	a person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over, directly or indirectly, voting securities of the Company or a combination of beneficial ownership of, and control or direction over, directly or indirectly, of securities of the Company carrying more than 10% of the voting rights attached to all voting securities of the Company for the time being outstanding; or

(d)	the Company itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities.
* * * * * * *
The following Schedules are attached to and incorporated by reference in this Subscription Agreement and are deemed to be a part hereof:

Schedule “A”	-	Terms and Conditions of Subscriptions for Common Shares
Schedule “B”	-	Term Sheet
Schedule “C”	-	Certificate of Subscriber
Schedule “D”	-	Terms and Conditions of Registration Rights
Schedule “E”	-	Current 34 Act Filings

     ACCEPTANCE: The Company hereby accepts the above subscription this ___day of March, 2011.

SWISHER HYGIENE INC.
By:
	Name:	Thomas E. Aucamp
	Title:	Executive Vice President

SCHEDULE “A”
TERMS AND CONDITIONS OF SUBSCRIPTION FOR COMMON SHARES
ARTICLE 1 — INTERPRETATION

1.1	Definitions
     Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:
“Accredited Investor” means those “accredited investors” specified in Rule 501(a) of Regulation D.
“Business Day” means a day other than a Saturday, Sunday or any other day on which banks located in Charlotte, North Carolina are not open for business.
“Closing” shall have the meaning ascribed to such term in Section 3.1.
“Closing Date” shall have the meaning ascribed to such term in Section 3.1.
“Closing Time” shall have the meaning ascribed to such term in Section 3.1.
“Common Share” means a share of common stock of the Company, $0.001 par value per share and evidencing an equal undivided beneficial interest in the Company.
“Common Share Price” means the subscription price per Common Share under this Offering.
“Company” means Swisher Hygiene Inc. and includes any successor corporation to or of the Company.
“Custodian” means ___.
“Insider” means (a) a director or officer of the Company, (b) a director or officer of a person or company that is an insider or subsidiary of the Company, (c) a person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over, directly or indirectly, voting securities of the Company or a combination of beneficial ownership of, and control or direction over, directly or indirectly, of securities of the Company carrying more than 10% of the voting rights attached to all voting securities of the Company for the time being outstanding, or (d) the Company itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities.
“NASDAQ” means the NASDAQ Global Market.
“Offering” shall have the meaning ascribed to such term on the page 2 of this Subscription Agreement, for an aggregate offering of up to ___Common Shares for an aggregate Subscription Amount of $___.
“person” means and includes individuals, corporations, limited partnerships, general partnerships, joint stock companies, limited liability companies, joint ventures, associations, companies, trusts, banks, trust companies, pension funds, business trusts or other organizations, whether or not legal entities and governments, governmental agencies and political subdivisions thereof.
“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act.
“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act.
“Right” shall have the meaning ascribed to such term in Section 2.2.

“Securities” means the Common Shares.
“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders, and the notices, policies and written interpretations issued by the Securities Regulators in each of the jurisdictions of the Subscribers, and the rules of TSX and NASDAQ.
“Securities Purchase Agreement” means the Securities Purchase Agreement to be dated as of the Closing Date entered into between Subscriber and the Company in respect of the Offering.
“Securities Regulators” means the Securities and Exchange Commission or other securities regulatory authorities of the U.S.
“Subscriber” means the subscriber for the Common Shares as set out on page 1 of this Subscription Agreement.
“Subscription Agreement” means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression “Article” or “Section” followed by a number means and refers to the specified Article or Section of this Subscription Agreement.
“Subscription Amount” means an amount equal to the Common Share Price multiplied by the number of Common Shares subscribed for by the Subscriber and paid for pursuant to this Subscription Agreement.
“TSX” means the Toronto Stock Exchange.
“United States” means the United States of America, its territories and possessions, any State of the United States of America and the District of Columbia.
“U.S. Person” shall have the meaning ascribed to such term in Rule 902(k) of Regulation S under the U.S. Securities Act.
“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2	Gender and Number
     Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3	Currency
     Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol “$”, are expressed in U.S. dollars.

1.4	Subdivisions, Headings and Table of Contents
     The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions and the inclusion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

ARTICLE 2 — SUBSCRIPTION AND DESCRIPTION OF COMMON SHARES

2.1	Subscription for the Common Shares
     The Subscriber hereby confirms its irrevocable subscription for and offer to purchase Common Shares from the Company, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Amount which is payable as described in Article 3 hereto.

2.2	Acceptance and Rejection of Subscription by the Company
     The Subscriber acknowledges and agrees that the Company reserves the right, in its absolute discretion, to reject this subscription for Common Shares, in whole or in part, at any time prior to the Closing Time.
ARTICLE 3 — CLOSING

3.1	Closing
     The sale of the Common Shares and payment of the Subscription Amount will be completed (the “Closing”) at the offices of the Company’s counsel, Akerman Senterfitt at 8:30 a.m. (Charlotte time) (the “Closing Time”) on or about March 23, 2011 or such other date or time as the Company may decide (the “Closing Date”). The certificates representing the Common Shares will be delivered to and receipt acknowledged by the Subscriber’s Custodian prior to the Closing Time.
     If, at the Closing Time, the terms and conditions contained in this Subscription Agreement have been complied with to the satisfaction of the Company or waived by it, the Subscriber shall deliver to the Company the completed Subscription Agreement and the Custodian shall deliver to the Company, the payment of the aggregate Subscription Price for the Common Shares subscribed for by Subscriber, in each case against delivery by the Company of a certificate(s) representing the Common Shares to the Custodian and such other documentation as may be required pursuant to the Subscription Agreement and the Securities Purchase Agreement.
     If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have not been complied with to the satisfaction of the Company or waived by it, the Company and the Subscriber will have no further obligations under this Subscription Agreement.

3.2	Conditions of Closing
     The Subscriber understands that the Company will use the proceeds of the Offering for working capital and to further the organic and acquisition growth strategy of the Company.
     The Subscriber acknowledges and agrees that the obligations of the Company hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions at the Closing Time:
(a)	payment by the Subscriber of the Subscription Amount, payable in U.S. funds to the Company by wire transfer pursuant to the Company’s written wire instructions promptly following acceptance by the Company of this Subscription Agreement and receipt by the Custodian of certificates representing the Securities.

(b)	the Subscriber having properly completed, signed and delivered this Subscription Agreement to:

Akerman Senterfitt 350 East Las Olas Boulevard Suite 1600 Fort Lauderdale, Fl 33301

Attention: Edward Ristaino

Fax (954) 463-2224

(c)	the Subscriber having properly completed, signed and delivered a Certificate of Subscriber in the form attached to the Subscription Agreement as Schedule “C”:
     The Company acknowledges and agrees that the obligations of the Subscriber hereunder are conditional on the accuracy of the representations and warranties of the Company contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfilment of the following conditions, amogst others, as soon as possible and in any event not later than the Closing Time:
(a)	all covenants, agreements and conditions contained in this Subscription Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects, including without limitation, obtaining conditional approval from the TSX and NASDAQ for the listing of the Common Shares, being effected on a private placement basis, and to list the Common Shares; and

(b)	the Company shall have delivered to Akerman Senterfitt, the following items:
(i)	a copy of the certificate(s) representing the Common Shares purchased by the Subscriber registered in the name of the Subscriber or its nominee;

(ii)	a copy of this Subscription Agreement duly executed by the Company; and

(iii)	such other documents relating to the transactions contemplated by this Subscription Agreement and the Securities Purchase Agreement.
ARTICLE 4 — REPRESENTATIONS, WARRANTIES AND COVENANTS
OF THE COMPANY

4.1	Representations, Warranties and Covenants of the Company
     By execution of this Subscription Agreement, the Company hereby agrees with the Subscriber that the Subscriber shall be entitled to rely on the representations and warranties made by the Company set forth in the Securities Purchase Agreement.
     The Company, hereby represents and warrants to, and covenants with, the Subscriber as follows and acknowledges that the Subscriber is relying on such representations, warranties and covenants in connection with the transactions contemplated herein.
(a)	The Company acknowledges and agrees to the terms and conditions set out in Schedule “D”.

(b)	No form of general solicitation or general advertising (including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or electronic display (including the internet) or any seminar or meeting whose attendees had been invited by general solicitation or general advertising) was used by the Company or, to the best of its knowledge, any other person acting on behalf of the Company in respect of or in connection with the offer and sale of the Common Shares in the United States or elsewhere or to citizens or residents of the United States or elsewhere.

(c)	Neither the Company nor any person authorized to act on its behalf has sold or offered for sale any Common Shares, or solicited any offers to buy any Common Shares thereby so as to cause the issuance or sale of any of the Common Shares to be in violation of Section 5 of the U.S. Securities Act or other securities laws.

(d)	The Company is not an open-end investment company, closed-end investment company, unit investment or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended.

(e)	The Company has not, for a period of six months prior to the date hereof sold, offered for sale or solicited any offer to buy any of its securities in a manner that would be integrated with the offer and sale of the Common Shares and would cause the exemption from registration set forth in Rule 506 of Regulation D under the U.S. Securities Act to become unavailable with respect to the offer and sale of the Common Shares.

(f)	The Company will use commercially reasonable efforts to ensure that there is available “adequate current public information” with respect to the Company within the meaning of Rule 144(c) under the U.S. Securities Act after the Closing Date and at all times thereafter when the registration statement referred to in Section 4.1(a) is not effective and up to date.

(g)	At any time that the Company is neither subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company shall at the request of the Subscriber or any prospective purchaser designated by the Subscriber, promptly provide to such person with reasonable promptness, the information specified in Rule 144A(d)(4)(i) under the U.S. Securities Act.

(h)	The Company will have, in all material respects, performed and complied with all covenants and agreements contained in this Subscription Agreement to be performed or complied with, or caused to be performed or complied with, by the Company at or prior to the Closing.

(i)	All necessary corporate action will have been taken by the Company to authorize the execution and delivery of this Subscription Agreement, and to consummate the transactions contemplated by this Subscription Agreement.

(j)	The Company agrees that it will not, and shall cause each of its Subsidiaries to not, without the prior written consent of (“ “), use in advertising, publicity, or otherwise the name of , or any Purchaser, or any partner or employee of or any Purchaser, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by , any Purchaser or any of their respective affiliates. The Company further agrees that it shall obtain the written consent of prior to the Company’s or any of its Subsidiaries’ issuance of any public statement detailing the purchase of shares by Purchasers pursuant to this Agreement. The foregoing covenant shall not be deemed to be breached if the Company is required by Securities Laws to use the name or any Purchaser’s name in any required filings with a Securities Regulator.
ARTICLE 5 — REPRESENTATIONS, WARRANTIES, COVENANTS AND
ACKNOWLEDGMENTS OF THE SUBSCRIBER

5.1	Representations, Warranties and Covenants of the Subscriber
     By execution of this Subscription Agreement, the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, hereby represents and warrants to, and covenants with, the Company as follows and acknowledges that the Company are relying on such representations, warranties and covenants in connection with the transactions contemplated herein:

(a)	The matters set forth by the Subscriber on pages 2 and 3 of this Subscription Agreement are true and correct as of the date of execution of this Subscription Agreement and will be true and correct as of the Closing Time.

(b)	The Subscriber is a resident in the jurisdiction set out on page 2 of this Subscription Agreement. Such address was not created and is not used solely for the purpose of acquiring the Common Shares and the Subscriber and any beneficial purchaser was solicited to purchase and executed this Subscription Agreement in such jurisdiction.

(c)	The Subscriber has properly completed, executed and delivered to the Company within the applicable time periods the certificate(s) set forth in Schedule “C” to this Subscription Agreement and the information contained therein is true and correct.

(d)	The representations, warranties and covenants contained in Schedule “A” and in the other applicable Schedules to this Subscription Agreement are true and correct as of the date of execution of this Subscription Agreement and will be true and correct as of the Closing Time.

(e)	The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for Common Shares and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, the Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(f)	The undersigned represents and warrants that the undersigned is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC) or in any Executive Order issued by the President of the United States and administered by OFAC, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). The undersigned agrees to provide the Company or law enforcement agencies, promptly upon request, such records as required by applicable law. If the undersigned is a financial institution that is subject to the Bank Secrecy Act, as amended (31 U.S.C. Section 5311 et seq.) and its implementing regulations (collectively, the “Bank Secrecy Act”), the undersigned represents that the undersigned maintains policies and procedures reasonably designed to comply with applicable obligations under the Bank Secrecy Act. The undersigned further represents and warrants that it maintains policies and procedures reasonably designated to ensure that the funds held by the undersigned and used to purchase the Shares were legally derived. The undersigned acknowledges that if, following the investment in the Shares by the undersigned, the Company reasonably believes that the undersigned is a Prohibited Investor or is otherwise engaged in illegal activity or unreasonably refuses to provide promptly information that the Company reasonably requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting, and/or withholding or suspend distributions to the undersigned in respect of, the investment in accordance with applicable regulations or immediately require the undersigned to transfer the Shares. The undersigned further acknowledges that the undersigned will not have any claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

(g)	The Subscriber is subscribing for the Common Shares for his, her or its own account, as principal (within the meaning of applicable Securities Laws) and not with a view to the resale or distribution of all or any of the Securities or if it is not subscribing as principal, it acknowledges that the Company may be required by law to disclose (and if required by law the Subscriber agrees to disclose) to certain regulatory authorities the identity of each beneficial purchaser of the Common Shares for whom it is acting.

(h)	In the case of a subscription for the Common Shares by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of each such beneficial purchaser, each of whom is subscribing as principal for its own account, not for the benefit of any other person and not with a view to the resale or distribution of all or any of the Securities, and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid, enforceable and binding agreement of, such principal, and the Subscriber acknowledges that the Company may be required by law to disclose (and if required by law the Subscriber agrees to disclose) the identity of each beneficial purchaser for whom the Subscriber is acting.

(i)	The Subscriber is not an Insider or “affiliate” of the Company (as such term is defined under Securities Laws).

(j)	In the case of a subscription for the Common Shares by the Subscriber acting as principal, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber. This Subscription Agreement is enforceable in accordance with its terms against the Subscriber and any beneficial purchasers on whose behalf the Subscriber is acting.

(k)	If the Subscriber is:
(i)	a corporation, the Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Common Shares as contemplated herein and to carry out and perform its covenants and obligations hereunder;

(ii)	a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; or

(iii)	an individual, the Subscriber is of the full age of majority and is legally competent to execute and deliver this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder.
(l)	To the best of the Subscriber’s knowledge, there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee.

(m)	If required by applicable Securities Laws or the Company, the Subscriber will make reasonable efforts to execute, deliver and file or assist the Company in filing such reports, undertakings and other documents with respect to the issue of the Common Shares as may be required by any securities commission, stock exchange or other regulatory authority.

(n)	The Subscriber, and each beneficial purchaser for whom it is acting hereunder, have been advised to consult their own legal advisors with respect to (i) the suitability of the Common Shares as an investment for the Subscriber and has not relied upon any statements made by or purporting to have been made on behalf of the Company in deciding to subscribe for Common Shares hereunder and (ii) trading in any of the Securities with respect to the resale restrictions imposed by the Securities Laws of the jurisdiction in which the Subscriber resides, other applicable Securities Laws, and the policies of the TSX and NASDAQ. Subject to the registration rights described in Schedule “D”, the Subscriber acknowledges that no representation has been made respecting the applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such Securities which restrict the ability of the Subscriber (or others for whom it is contracting hereunder) to resell such Securities, that the Subscriber (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are and the Subscriber is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or beneficial purchasers for whom it is contracting hereunder) may not be able to resell such Securities except in accordance with limited exemptions under the Securities Laws.

(o)	The Subscriber has not received nor been provided with, has not requested and does not have any need to receive a prospectus or offering memorandum, within the meaning of the Securities Laws, or any sales or advertising literature in connection with the Offering, and the Subscriber’s decision to subscribe for the Common Shares was based upon the Company’s publicly available documents included in the Edgar database administered by the SEC and the SEDAR database administered under the direction of the Canadian Securities Administration.

(p)	Other than information provided to Subscriber in meetings or calls organized with representatives of the Company (summaries of which are to be filed by the Company on or before Closing, the Subscriber (and, if applicable, others for whom it is contracting hereunder), in entering into this Agreement, has relied solely upon publicly available information relating to the Company (including that information in the documents listed in Schedule “E”), this Subscription Agreement and not upon any verbal or written representation as to any fact or otherwise made by or on behalf of the Company, or any employee, agent or affiliate thereof or any other person associated therewith.

(q)	No person has made any written or oral representations:
(i)	that any person will resell or repurchase any of the Securities;

(ii)	other than pursuant to the terms of the Securities Purchase Agreement, that any person will refund the Subscription Amount; or

(iii)	as to the future price or value of any of the Securities.
(r)	The subscription for the Common Shares has not been made through or as a result of, and the offer and sale of the Common Shares is not being accompanied by any advertisement, including without limitation in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation.

(s)	The Subscriber confirms that the Subscriber:
(i)	has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Common Shares;

(ii)	is capable of assessing the proposed investment in the Common Shares as a result of the Subscriber’s own experience or as a result of advice received from a person registered under applicable securities legislation;

(iii)	is aware of the characteristics of the Common Shares and the risks relating to an investment therein, including, without limitation, those risks set out in the Company’s publicly available information including that set out in Schedule “E” hereto;

(iv)	is able to bear the economic risk of loss of its investment in the Common Shares;

(v)	is an accredited investor as such term is defined in Regulation D under the U.S. Securities Act;

(vi)	the Subscriber is not a resident of any of the provinces or territories of Canada; and

(vii)	the Subscriber has no intention of trading in the Common Shares in any of the provinces or territories of Canada during the period that commences with the issuance of the Common Shares until June 24, 2011.
(t)	The Subscriber understands that it is purchasing the Common Shares directly from the Company.

5.2	Acknowledgments of the Subscriber
     The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, acknowledges and agrees as follows:
(a)	The Subscriber has received and reviewed the principal terms of the Offering.

(b)	The Subscriber acknowledges that the aggregate gross proceeds of the Offering will be up to approximately $___and will result in the issuance of ___Common Shares.

(c)	No securities commission, agency, governmental authority, regulatory body, stock exchange or similar regulatory authority has reviewed, passed upon, made any finding or determination, or recommended or endorsed on the merits of the Common Shares.

(d)	Subject to the registration rights described in Schedule “D”, the Securities shall be subject to statutory resale restrictions under the Securities Laws of the jurisdiction in which the Subscriber resides and the U.S. Securities Act and under other applicable Securities Laws, and the Subscriber covenants that it will not resell any of the Securities except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and the Company and the Agents are not in any way responsible) to understand what those restrictions are and to comply with them before selling any of the Securities.

(e)	The Subscriber’s ability to transfer any of the Securities is limited by, among other things, applicable Securities Laws and the Securities will not be transferable without the consent of the Company, on or before June 24, 2011.

(f)	The certificates representing the Common Shares will bear, as of the Closing Date, a legend substantially in the following form and with the necessary information inserted:

UNLESS PERMITTED UNDER SECURITIES LAWS AND CONSENTED TO BY SWISHER HYGIENE INC., THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JUNE 24, 2011.

(g)	In addition, the certificates representing the Common Shares, will also bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

(h)	The Subscriber, and each beneficial purchaser for whom it is acting hereunder, shall execute, deliver, file and otherwise assist the Company with filing all documentation required by the applicable Securities Laws to permit the subscription for the Common Shares and the issuance of the Securities.

(i)	No prospectus or offering memorandum, within the meaning of the Securities Laws, or other similar disclosure document has been filed by the Company with a securities commission, securities regulatory authority or other governmental or regulatory authority in the United States, or any other jurisdiction in connection with the issuance of the Common Shares.

(j)	The Company is relying on the representations, warranties and covenants contained herein and in the applicable Schedules attached hereto to determine the Subscriber’s eligibility to subscribe for the Common Shares under applicable Securities Laws.

(k)	The Securities are “restricted securities” as defined in Rule 144(a)(3) under the U.S. Securities Act and have not been registered under the U.S. Securities Act or any state securities laws and may not be reoffered or resold in the United States or to U.S. Persons unless registered under the U.S. Securities Act and applicable state securities laws, as contemplated in Schedule “D”, or an exemption from such registration requirements is available. Until resales of the Securities are registered under the U.S. Securities Act, the Securities may not practically be able to be offered and sold on the TSX pursuant to Rule 904 under the U.S. Securities Act since the Securities will remain “restricted securities” pursuant to Rule 905 of Regulation S under the U.S. Securities Act.

(l)	The Subscriber agrees that if the Subscriber decides to offer, sell, pledge or otherwise transfer any of the Securities, the Subscriber will not offer, sell, pledge or otherwise transfer any of the Securities, directly or indirectly, unless;
(i)	the sale is to the Company; or

(ii)	made pursuant to an effective registration statement under the U.S. Securities Act; or

(iii)	the sale is made outside the United States in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations; or

(iv)	the sale is made in compliance with an exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities law; or

(v)	the Securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws.
(m)	There is no government insurance or other insurance covering the Securities.

(n)	AN INVESTMENT IN THE COMMON SHARES IS NOT WITHOUT RISK, INCLUDING, WITHOUT LIMITATION, THOSE RISKS SET FORTH IN THE COMPANY’S FILINGS UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH FILINGS AS AT THE DATE HEREOF, ARE LISTED IN SCHEDULE “E” HERETO AND THE SUBSCRIBER (AND ANY BENEFICIAL PURCHASER) MAY LOSE HIS, HER OR ITS ENTIRE INVESTMENT.

(o)	The Company may complete additional financings in the future in order to develop the business of the Company and fund its ongoing development, and such future financings may have a dilutive effect on current securityholders of the Company, including the Subscriber, but there is no assurance that such financing will be available, on reasonable terms or at all, and if not available, the Company may be unable to fund its ongoing development.

(p)	The Subscriber, and each beneficial person for whom it is contracting hereunder, is responsible for obtaining such legal, investment, tax and other professional advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement (including the resale and transfer restrictions referred to herein), and, without limiting the generality of the foregoing, the Company’s counsel are acting solely as counsel to the Company and not as counsel to the Subscriber.

(q)	The Common Shares have not been registered under the U.S. Securities Act or any state securities laws, and the sale contemplated hereby is being made in reliance on the a private placement exemption to Accredited Investors (as defined in Rule 506 under the U.S. Securities Act).

(r)	The Subscriber understands that, until such time as is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, all certificates representing the Securities, as well as all certificates issued in exchange for or in substitution of the foregoing securities, will bear a legend to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY: (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF AVAILABLE, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144, IF AVAILABLE, AND IN COMPLIANCE WITH ANY STATE SECURITIES LAWS, OR (E) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY, PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS; PROVIDED THAT, IN CONNECTION WITH A TRANSFER PURSUANT TO (C), (D) OR (E) ABOVE, TO THE EXTENT REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL, OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE COMPANY HAS BEEN PROVIDED TO THE COMPANY TO SUCH EFFECT.

if the Securities are being sold pursuant sections (C) through (E) of the foregoing legend, the legend may be removed by delivery to the Company’s registrar and transfer agent and, to the extent requested by the Company, to the Company of an opinion of counsel, of recognized standing in form and substance satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(s)	The Subscriber understands and agrees that there may be material tax consequences to the Subscriber of an acquisition or disposition of the Securities, and the Subscriber acknowledges that it is responsible for determining the tax consequences of its investments. The Company gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or other foreign tax law of the Subscriber’s acquisition or disposition of such securities.

(t)	Subject to the terms and conditions of the registration rights set forth in Schedule “D”, it acknowledges that such registration rights may be amended or waived by holders holding a majority of the Registrable Securities (as defined in Schedule “D”) pursuant to Section 7(d) thereof, and that the Company’s obligations under Schedule “D” are conditioned upon the Subscriber cooperating with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, including but not limited to providing such information in a timely manner regarding itself, the Common Shares and other securities of the Company held by it and the intended method of disposition of the Common Shares as shall be reasonably required to effect and maintain the effectiveness of the registration of such Common Shares.
ARTICLE 6 — SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1	Survival of Representations, Warranties and Covenants of the Company
     The representations, warranties and covenants of the Company contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber.
ARTICLE 7 — COLLECTION OF PERSONAL INFORMATION

7.1	Collection of Personal Information
     The Subscriber acknowledges and consents to the fact that the Company are collecting the Subscriber’s (and any beneficial purchaser for which the Subscriber is contracting hereunder) personal information for the purpose of completing the Subscriber’s subscription. The Subscriber acknowledges and consents to the Company retaining the personal information for so long as permitted or required by applicable law or business practices. The Subscriber further acknowledges and consents to the fact that the Company may be required by Securities Laws and/or stock exchange rules to provide regulatory authorities any personal information provided by the Subscriber respecting itself (and any beneficial purchaser for which the Subscriber is contracting hereunder). The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers for which the Subscriber is contracting. In addition to the foregoing, the Subscriber agrees and acknowledges that the Company, as the case may be, may use and disclose its personal information, or that of each beneficial purchaser for whom it is contracting hereunder, including as follows:
(a)	for internal use with respect to managing the relationships between and contractual obligations of the Company, and the Subscriber or any beneficial purchaser for whom the Subscriber is contracting hereunder;

(b)	for use and disclosure for income tax related purposes, including where required by law, disclosure to any or US taxation authority;

(c)	for disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings;

(d)	for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(e)	for disclosure to professional advisers of the Company in connection with the performance of their professional services;

(f)	for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Subscriber’s prior written consent;

(g)	for disclosure to a court determining the rights of the parties under this Subscription Agreement; or

(h)	for use and disclosure as otherwise required by law.
     The contact information for the officer and for counsel of the Company who can answer questions about this collection of information is as follows:

Swisher Hygiene Inc.		Akerman Senterfitt
4725 Piedmont Row Drive, Suite 400		350 East Las Olas Boulevard, Suite 1600
Charlotte, North Carolina,		Fort Lauderdale, Florida
28210		33301-2229

Attention:	Tom Aucamp	Attention:	Edward Ristaino
Facsimile:	(704) 602-7970	Facsimile:	(954) 463-2224
ARTICLE 8 — MISCELLANEOUS

8.1	Further Assurances
     Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

8.2	Notices
(a)	Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:
(i)	in the case of the Company, to:

Swisher Hygiene Inc. 4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina, 28210

Attention: Tom Aucamp Fax: (704) 602-7970

with a copy to:

Akerman Senterfitt 350 East Las Olas Boulevard, Suite 1600 Fort Lauderdale, Florida 33301-2229

Attention: Edward Ristaino Fax: (954) 463-2224
(ii)	in the case of the Subscriber, at the address specified on the face page hereof.
(b)	Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax or electronic transmission, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)	Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

8.3	Time of the Essence
     Time shall be of the essence of this Subscription Agreement and every part hereof.

8.4	Costs and Expenses
     All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

8.5	Applicable Law
     This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state of Delaware. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the state of Delaware and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such state.

8.6	Entire Agreement
     This Subscription Agreement, including the Schedules hereto and the Securities Purchase Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

8.7	Counterparts
     This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.

8.8	Electronic Delivery of Subscription
     The Company shall be entitled to rely on delivery by fax or e-mail of an executed copy of this Subscription Agreement, including the completed Schedules to this Subscription Agreement, and acceptance by the Company of the fax or e-mail copy shall be legally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms of this Subscription Agreement.

8.9	Amendments
     The provisions of this Subscription Agreement may only be amended with the written consent of the other parties hereto.

8.10	Assignment
     This Subscription Agreement may not be assigned by either party except with the prior written consent of the other parties hereto.

8.11	Enurement
     This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

8.12	Massachusetts Business Trust.
     A copy of the Agreement and Declaration of Trust of each Purchaser or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of such Purchaser or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of such Purchaser or any affiliate thereof individually but are binding only upon such Purchaser or any affiliate thereof and its assets and property.

SCHEDULE “B”
SWISHER HYGIENE INC.
TERM SHEET
PRIVATE PLACEMENT OF COMMON SHARES

Issuer:	Swisher Hygiene Inc. (the “Company”).

Offering:	12,000,000 shares of common stock (a “Common Share”) of the Company.

Size of Offering:	US $60,000,000

Price:	$5.00 per Common Share

Use of Proceeds:	The net proceeds of the Offering will be used for general corporate purposes.

Hold Periods:	Transfer of the Common Shares are subject to all applicable securities laws and the Common Shares may not be transferred to insiders of the Company. As described in more detail below, for those investors who are not “affiliates” of the Company, as defined under the US Securities Act (as defined below), the securities sold under the Offering will be subject to a “hold period” that will expire on the later of:
a)	a contractual hold period (the “Contractual Hold Period”) until June 24, 2011; and

the earlier of: (i) upon effectiveness of a resale registration statement in the United States, and (ii) one year after the Company has filed “Form 10 information” (as defined in Rule 144(i)(3) under the US Securities Act) with the Commission (as defined below), anticipated to expire on November 10, 2011.

Resale Restrictions and Filing of U.S. Registration Statement:	The securities issued in the Offering, and issuable upon exchange or exercise, are “restricted securities” as defined in Rule 144 under the US Securities Act, and may not be resold without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available. The Company agrees to file a registration statement with the U.S. Securities and Exchange Commission (the “Commission”) for resale of the Common Shares (as defined below) under the US Securities Act as soon as practicable after Closing, but not later than April 30, 2011, and, to use commercially reasonable efforts to cause the registration statement to become effective within 90 calendar days following the filing of such registration statement and to remain effective until the later of (i) such time as all of the Registrable Securities have been sold by purchaser and (ii) for as long as the Registrable Securities covered by the Registration Statement are held by purchaser, the Company will maintain current information so that the purchaser may sell the Registrable Securities pursuant to Rule 144(i). In addition, the Common Shares issuable on the Closing Date will be subject to a hold period commencing on the Closing Date until June 24, 2011. A “legend” regarding such hold period, or required other applicable securities laws, or stock exchange rules will appear on the securities certificates, together with such additional legends as may be appropriate in the circumstances. Notwithstanding the Company’s agreement to file a resale registration statement, the Company may delay or suspend the effectiveness of the Registration Statement (a “Delay Period”) if the board of directors of the Company determines in good faith that effectiveness should be suspended in accordance with the rules and regulations under the US Securities Act or that the disclosure of material non-public information at such time would be detrimental to the Company and its subsidiaries, taken as a whole; provided that the term of any Delay Period and any period(s) during which the registration statement is not available to enable holders to effect resales thereunder, shall extend the period the registration statement is required to be effective. The aggregate Delay Period for all pending developments shall not exceed 60 consecutive calendar days in any 365-day period. Notwithstanding the foregoing, the Company shall use its commercially reasonable efforts to ensure that the registration statement is declared effective and its permitted use is resumed following a suspension as promptly as practicable and that in no event will a Delay Period be in effect or the ability of holders to effect resales under such registration statement be impaired during any period in which the Company is effecting a primary public offering of its securities in the United States or Canada, thus giving effect to the intention that purchasers in this Offering shall have the ability to effect public resales of their securities at the same time and on the same basis as purchasers in any such primary public offering.

B-1

Offering Jurisdictions:	Private placement to “accredited investors” in the United States pursuant to Regulation D under the United States Securities Act of 1933, as amended (the “US Securities Act”) or in such other manner as to not require registration under the U.S. Securities Act, and jurisdictions other than the United States, provided that the Company is not required to file a prospectus or other disclosure document or become subject to continuing reporting obligations in such other jurisdictions.

Listing and Regulatory Approval:	The Common Shares trade on the Toronto Stock Exchange under the symbol “SWI” and on the NASDAQ under the symbol “SWSH”. The listing of the Common Shares is subject to approval of the Toronto Stock Exchange.

Closing Date:	On or about March 23, 2011

B-2

SCHEDULE “C”
CERTIFICATE OF SUBSCRIBER
UNITED STATES ACCREDITED INVESTOR CERTIFICATE

TO:	SWISHER HYGIENE INC. (the “Company”)

RE:	SUBSCRIPTION FOR COMMON SHARES OF THE COMPANY

Capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the subscription agreement to which this certificate was attached.
The undersigned (the “Subscriber”) represents, warrants and covenants to the Company that:
1. the Subscriber (and if the Subscriber is acting on behalf of a principal, then also for the principal for whom the Subscriber is acting) satisfies one or more of the categories of “accredited investor” as that term is defined in Rule 501 of the Securities Act of 1933, as amended (the “U.S. Securities Act”), by virtue of the Subscriber being:
[please indicate “Sub” for Subscriber, and if acting on behalf of one or more beneficial purchaser, “BP” for each beneficial purchaser]

___ Category 1.	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Common Shares, with total assets in excess of US$5,000,000

___ Category 2.	A natural person whose individual net worth or joint net worth with that person’s spouse, at the date hereof, exceeds US$1,000,000, excluding the value of the primary residence of such natural person, calculated by subtracting from the estimated fair market value of the property the amount of debt secured by the property, up to the estimated fair market value of the property

___ Category 3.	A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year

___ Category 4.	A trust that: (a) has total assets in excess of US$5,000,000, (b) was not formed for the specific purpose of acquiring the Common Shares, and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Common Shares

___ Category 5.	Any bank as defined in Section 3(a)(2) of the U.S. Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the U.S. Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; or any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors

C-1

___ Category 6.	Any director or executive officer of the issuer of the securities being offered or sold.

___ Category 7.	A private business development as defined in Section 202(a)(22) of the Investment Advisors Acts of 1940

___ Category 8.	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories
2. (a) if the undersigned is the Subscriber, he or she is making the above statement based on personal knowledge of his or her financial situation and has reviewed personal financial documentation with an accountant, financial advisor or other financial professional, if necessary, to determine that the above statement is true; or (b) if the undersigned is other than the Subscriber, he or she is making the above statement based on a review, if necessary, of the financial statements of the Subscriber for the most recently completed financial year and any interim financial statements prepared since the end of such financial year and has undertaken such other review and due diligence necessary to determine and certify that the Subscriber is an “accredited investor” as that term is defined in Rule 501(a) or any entity in which all of the equity owners are “accredited investors” under the U.S. Securities Act; and
3. the Subscriber understands that the Company is relying on this certificate as evidence of the Subscriber’s status as an institutional “accredited investor” in accordance with Rule 501(a) of the U.S. Securities Act and further understands that the Company may, in its sole discretion, require the Subscriber to execute a new and separate certificate each time the Subscriber subscribes for additional Common Shares.
DATED at _____________ this ______ day of ____________________________, 2011.

Signature of Subscriber (if an individual)	Name of Subscriber (if not an individual)

Per:

Name of Subscriber (if an individual)	(Signature of Authorized Representative)

Name and Title of Authorized Representative

C-2

SCHEDULE “D”
REGISTRATION RIGHTS
Capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Subscription Agreement to which this schedule is attached. The terms of this Schedule “D” are incorporated by reference into the Subscription Agreement to which it is attached.
                    Section 1. Definitions. As used in this Schedule, the following terms have the respective meanings set forth in this Section 1:
                    “Advice” has the meaning set forth in Section 7(c).
                    “Commission” means the U.S. Securities and Exchange Commission.
                    “Effective Date” means the date on which the Registration Statement is first declared effective by the Commission.
                    “Effectiveness Period” has the meaning set forth in Section 2(a).
                    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
                    “Holder” or “Holders” means the Investors and other holder or holders (assignees pursuant to Section 7(f) hereof), as the case may be, from time to time of Registrable Securities.
                    “Indemnified Party” has the meaning set forth in Section 6(c).
                    “Indemnifying Party” has the meaning set forth in Section 6(c).
                    “Investor” means the Subscriber pursuant to the Subscription Agreement to which this Schedule is attached.
                    “Losses” has the meaning set forth in Section 6(a).
                    “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
                    “Prospectus” means the final prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
                    “Registrable Securities” means: (i) the Shares, and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event. Such securities will cease to be Registrable Securities upon transfer pursuant to the Registration Statement or Rule 144 under the Securities Act or at such time as such securities become transferable without any restrictions or limitations in accordance with Rule 144(b) (or any successor provision).
                    “Registration Statement” means the registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre and post effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

                    “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
                    “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
                    “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
                    “Securities Act” means the United States Securities Act of 1933, as amended.
                    “Shares” means the shares of Common Stock issued or issuable to the Investors pursuant to the Securities Purchase Agreement.
                    “Trading Day” means any day on which the TSX or the NASDAQ is open for trading.
                    Section 2. Registration.
(a)	The Company shall prepare and file with the Commission the Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415, on Form S-1 no later than April 30, 2011 (the “Filing Deadline”). Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of the Registration Statement) the “Plan of Distribution” attached hereto as Annex A. The Company shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as possible and in any event by no later than the date which is 90 calendar days after the earlier of the Filing Deadline or the actual date of filing the S-1 with the SEC (the “Effectiveness Deadline”), and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective and available for use by Holders under the Securities Act until the date which is the later of (i) such time as all of the Registrable Securities covered by the Registration Statement have been publicly sold by the Holders or (ii) for as long as any of the Registrable Securities covered by the Registration Statement are held by Holder, the Company covenants to maintain current information so that such Holder may sell the Registrable Securities pursuant to Rule 144(i) (the “Effectiveness Period”).

(b)	Within three business days following the date on which the Registration Statement is declared effective by the Commission, and assuming no stop-order has been issued with respect to the Registration Statement, the Company shall furnish to each Holder a letter, dated such date, of outside counsel representing the Company addressed to such Holder, confirming such effectiveness and, to the knowledge of such counsel, the absence of any stop order.

(c)	If: (i) the Registration Statement is not filed with the SEC on or prior to the Filing Deadline, (ii) the Registration Statement is not declared effective by the SEC (or otherwise does not become effective) for any reason on or prior to the Effectiveness Deadline, other than as a result of any open issues arising out of any routine SEC review of 1934 Act filings in effect as of the date hereof, or (iii) after its effective date, (A) such Registration Statement ceases for any reason (including, without limitation, by reason of a stop order, or the Company’s failure to update the Registration Statement), to remain effective as to all Registrable Securities for which it is required to be effective hereunder or (B) the Purchasers are not permitted to utilize the Prospectus therein to resell such Registrable Securities, in the case of (A) and (B) other than during a Delay Period or (iv) a Delay Period exceeds the time periods set forth in the proviso in Section 2(e) (any such failure or breach in clauses (i) through (iv) above being referred to as an “Event”, and, for purposes of clauses (i), (ii) or (iii), the date on which such Event occurs, or for purposes of clause (iv) the date on which such Delay Period is exceeded, being referred to as an “Event Date”), then, in addition to any other rights the Purchasers may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1.0% of the aggregate purchase price paid by such Purchaser pursuant to the Securities Purchase Agreement for any Registrable Securities held by such Purchaser on the Event Date, which remain subject to resale restrictions. The parties agree that notwithstanding anything to the contrary herein or in the Securities Purchase Agreement, no Liquidated Damages shall be payable (i) with respect to any Registrable Securities which the Purchaser elects not to register on any applicable Registration Statement; and (ii) with respect to any period after the expiration of the Effectiveness Period (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the Effectiveness Period), and (iii) with respect to any Registrable Securities that are no longer subject to resale restrictions (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the period in which the Registrable Securities are no longer subject to resale restrictions). If the Company fails to pay any Liquidated Damages pursuant to this Section 2(c) in full within ten (10) Business Days after the date payable, the Company will pay interest thereon at a rate of 1.0% per month (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. The Effectiveness Deadline for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of a Purchaser to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the 33 Act (in which case the Effectiveness Deadline would be extended with respect to Registrable Securities held by such Purchaser).

(d)	Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Schedule as Annex B (a “Selling Holder Questionnaire”) no later than the Closing Date. The Company shall not be required to include the Registrable Securities of a Holder in the Registration Statement who fails to furnish to the Company a fully completed Selling Holder Questionnaire by the later of (i) the Closing Date or (ii) at least five Trading Days prior to the date of filing of the Registration Statement or pre-effective amendment to the Registration Statement (in no event is the Company required to delay filing the Registration Statement or any pre-effective amendment thereto). Each Holder also agrees to provide the Company with such other information as may be reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, including but not limited to providing such information in a timely manner regarding itself, the Registrable Securities and other securities of the Company held by it and the intended method of disposition of the Registrable Securities as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities. The Company shall not be required to include the Registrable Securities of a Holder who fails to provide such reasonably requested information or who objects to the inclusion of required disclosure in the Registration Statement regarding such Holder, the Registrable Securities and other securities of the Company held by it and the intended method of disposition of the Registrable Securities.

(e)	Notwithstanding Section 2(a) hereof, the Company may delay or suspend the effectiveness of the Registration Statement (a “Delay Period”) if the board of directors of the Company determines in good faith that effectiveness of the Registration Statement should be suspended in accordance with the rules and regulations under the Securities Act or that the disclosure of material non-public information (“Pending Developments”) at such time would be detrimental to the Company and its subsidiaries, taken as a whole; provided that if a Delay Period occurs or if, for any other reason, after effectiveness the Registration Statement is not available to enable Holders to effect resales thereunder, the term of any Delay Period(s) and period(s) during which the Registration Statement is otherwise unavailable for use in effecting such resales, the period during which the Registration

Statement shall be required to remain effective specified in clause (i) of Section 2(a) of this Schedule “D” shall be extended by the aggregate of the term(s) of any Delay Period(s) or other period(s) during which the Registration Statement may not be used by Holders to effect resales thereunder. Notwithstanding the foregoing, in no event will a Delay Period be in effect or the ability of the holders of the Securities, or the common shares underlying these securities to effect resales under such registration statement be impaired during any period in which the Company is effecting a primary public offering of its securities in the United States or Canada so that holders of the Securities, and the common shares underlying these securities, shall have the ability to effect public resales of their securities at the same time and on the same basis as purchasers in any such primary public offering.
               The aggregate Delay Period for all Pending Developments shall not exceed 60 consecutive calendar days in any 365-day period, and no less than 30 calendar days shall pass between any consecutive 60 calendar day Delay Period. Notwithstanding the foregoing, the Company shall use its commercially reasonable efforts to ensure that the Registration Statement is declared effective and its permitted use is resumed following a suspension as promptly as practicable. The Company shall not be required to specify in the written notice to the Holders the nature of the event giving rise to the Delay Period. The notice of the existence of a Pending Development shall remain confidential to such Holder until such information otherwise becomes public, unless disclosure by the Holder is required by law and provided that notwithstanding such Holder’s agreement to keep such information confidential, each such Holder makes no acknowledgment that any such information is material.
Section 3. Registration Procedures.

In connection with the Company’s registration obligations hereunder, the Company shall:

(a)	Not less than five Trading Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to each Holder, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file a Registration Statement or any Prospectus or any amendments or supplements thereto to which a majority of the Holders of Registrable Securities object in good faith, provided that the Company is notified of such objection in writing no later than five Trading Days after the Holders have been so furnished copies of a Registration Statement or any Prospectus or amendments or supplements thereto. The Company and the Holders agree to act in good faith to resolve such objections of the Holders.

(b)	(i) Prepare and file with reasonable promptness with the Commission such amendments, including post effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the Registrable Securities for the Effectiveness Period; (ii) cause the Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statement or any amendment thereto; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statement and the disposition of all Registrable Securities covered by the Registration Statement.

(c)	Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) and (iv) below, not less than three Trading Days prior to such filing and, in the case of (v) below, not less than three Trading Days prior to the financial statements in any Registration Statement becoming ineligible for inclusion therein) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post effective amendment to the Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of the Registration Statement and whenever the Commission comments in writing on the Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a Selling Stockholder or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to the Registration Statement or any post effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission or any other Federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) the occurrence of a Delay Period.

(d)	Use its commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)	Furnish to each Holder, without charge, at least one conformed copy of the Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished) promptly after the filing of such documents with the Commission.

(f)	Promptly deliver to each Holder, without charge, copies of each Prospectus or Prospectuses and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(g)	The Company shall, at its own expense, cooperate with the Agents and U.S. broker-dealers who, in connection with any resale, may reasonably be considered to be acting as underwriters, with respect to any filing made by any of them with the Financial Industry Regulatory Authority Inc. (“FINRA”) Corporate Financing Department pursuant to FINRA Rule 5110(b)(i) so as to permit such filing and any amendments thereto to be made on a timely basis, if required.

(h)	Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Subscription Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(i)	Upon the occurrence of any event contemplated by Section 3(c)(v), use its commercially reasonable efforts to ensure that the use of the Registration Statement or Prospectus may be resumed as promptly as practicable and shall promptly prepare a supplement or amendment, including a post effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any

Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall be entitled to exercise its right under this section 3(i) to suspend the availability of a Registration Statement or Prospectus for an aggregate period, including any Delay Period, not to exceed 60 calendar days in any 365-day period, and no less than 30 calendar days between any consecutive 60 calendar day Delay Period. Notwithstanding the foregoing, in no event will such a suspension be in effect during any period in which the Company is effecting a primary public offering of its securities in the United States or Canada, so that holders of the Securities and the common shares underlying these securities shall have the ability to effect public resales of their securities at the same time and on the same basis as purchasers in any such primary public offering.
(j)	Comply with all applicable rules and regulations of the Commission.

Section 4. Obligations of Each Holder. In connection with the registration of Registrable Securities pursuant to the Registration Statement, each Holder shall:

(k)	in the event of an underwritten offering of such Registrable Securities in which such Holder participates, enter into a customary and reasonable underwriting agreement and execute such other documents as the Company and the managing underwriter for such offering may reasonably request; and

(l)	notify the Company when it has sold all of the Registrable Securities held by it.

Section 5. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Schedule by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company’s counsel and auditors, and other reasonable counsel fees and expenses, and including, without limitation, fees and expenses (A) with respect to filings made with the Commission, (B) with respect to filings required to be made with any trading market or exchange on which the Common Stock is then listed for trading, (C) with respect to filing fees of FINRA pursuant to FINRA Rule 5110, and (D) with respect to fees relating to compliance with applicable state securities or Blue Sky laws in connection with Blue Sky qualifications or exemptions of the Registrable Securities), (ii) messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Schedule. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Schedule (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.
Section 6. Miscellaneous.

(m)	Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(n)	Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii) through (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may

(j)	be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop transfer orders to enforce the provisions of this paragraph. The Company will use its commercially reasonable efforts to ensure that the use of the prospectus may be resumed as promptly as is practicable. The Company agrees and acknowledges that any periods during which the Holder is required to discontinue the disposition of Registrable Securities pursuant to Section 3(c)(v) and (vi) hereunder shall be subject to the limitations set forth in the last sentence of Section 3(h).

(o)	Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Schedule.

(p)	Amendments and Waivers. The provisions of this Schedule, including the provisions of this Section 6(d), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of no less than a majority in interest of the Registrable Securities (treated together as a single class). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates.

(q)	Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be provided in accordance with the terms of the Subscription Agreement to which this Schedule is attached; provided however, that all written notices or copies of documents required to be provided pursuant to this Schedule may be electronic copies transmitted electronically to the Holder’s email address as set forth on the Selling Shareholder Questionnaire, or at set other email address as provided to the Company by the Holder.

(r)	Successors and Assigns. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. The rights under this Schedule shall be automatically assignable by the Investor to any transferee of ___(___) Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) the transfer of assignment is completed prior to the effectiveness of the Registration Statement or immediately following such transfer or assignment if the further disposition of the securities is restricted under the Securities Act and applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Subscription Agreement.

(s)	Severability. If any term, provision, covenant or restriction of this Schedule is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(t)	Headings. The headings in this Schedule are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(u)	Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder under this Schedule are several and not joint with the obligations of each other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Schedule. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Schedule. Each Holder acknowledges that no other Holder will be acting as agent of such Holder in enforcing its rights under this Schedule. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Schedule, and it shall not be necessary for any other Holder to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Holders has been provided with the same Schedule for the purpose of closing a transaction with multiple Holders and not because it was required or requested to do so by any Holder.

ANNEX A
Plan of Distribution
     We are registering the shares of common stock to permit the resale of these shares of common stock by the holders of the common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
     The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:
(a)	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)	privately negotiated transactions;

(f)	short sales;

(g)	through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h)	through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

(i)	one or more underwritten offerings on a firm commitment or best efforts basis; and

(j)	any combination of any of these methods of sale.
     The selling securityholders may also transfer the securities by gift. We do not know of any arrangements by the selling securityholders for the sale of any of the securities.
     The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling securityholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

     From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. The number of a selling securityholder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling securityholder’s securities will otherwise remain unchanged. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.
     To the extent required under the Securities Act of 1933, the aggregate amount of selling securityholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders’ securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).
     The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.
     A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.
     The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
     We have agreed to indemnify in certain circumstances the selling securityholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
     The securities of securities offered hereby were originally issued to the selling securityholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. We agreed to register the securities under the Securities Act of 1933, and to keep the registration statement of which this prospectus is a part effective until the earlier of [the date on which the selling securityholders have sold all of the securities or two years after the effective date of the registration statement]. We have agreed to pay all expenses in connection with this offering, [including the fees and expenses of counsel or other advisors to the selling securityholders,] but not including underwriting discounts, concessions, commissions or fees of the selling securityholders [or any fees and expenses of counsel or other advisors to the selling securityholders].
     We will not receive any proceeds from sales of any securities by the selling securityholders.
     We cannot assure you that the selling securityholders will sell all or any portion of the securities offered hereby.

ANNEX B
SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE
     The undersigned beneficial owner of common stock (the “Registrable Securities”) of Swisher Hygiene Inc., a Delaware corporation (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights (the “Registration Rights Agreement”) to which this document is annexed. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement. In lieu of the form of Questionnaire attached to this Selling Shareholder Notice, the Selling Shareholder may submit a questionnaire that it customarily uses provided that substantially similar information is provided.
     Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.
     PLEASE FAX OR EMAIL A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:
Akerman Senterfitt
350 East Las Olas Boulevard, Suite 1600
Fort Lauderdale, Florida
33301-2229
Attention:   Edward Ristaino
Facsimile:    (954) 463-2224
NOTICE
     The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

     The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:
QUESTIONNAIRE

1.	NAME.

	(a)	Full Legal Name of Selling Securityholder

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

	(c)	Full Legal Name of Natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire — ENTITIES MUST COMPLETE THIS QUESTION):

2.	ADDRESS FOR NOTICES TO SELLING SECURITYHOLDER:

Telephone:

Fax:

Email:

Contact Person:
3.	BROKER-DEALER STATUS:
(a)	Are you a broker-dealer?
Yes ___ No ___
(b)	If “yes” to Section 3(a), did you receive your Registrable Securities as compensation for investment banking services to the Company.
Yes ___ No ___
Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?
Yes ___ No ___
(d)	If you are an affiliate of a broker-dealer. do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?
Yes ___ No ___
Note: If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

4.	BENEFICIAL OWNERSHIP OF SECURITIES OF THE COMPANY OWNED BY THE SELLING SECURITYHOLDER.

Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of the Company other than the securities issuable pursuant to the Subscription Agreement.

(a)	Type and Amount of other securities beneficially owned by the Selling Securityholder:

5.	RELATIONSHIPS WITH THE COMPANY:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

     The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective.
     By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 5 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.
     IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Beneficial Owner:

By:

Name:

Title:

SCHEDULE “E”
CURRENT 34 ACT FILINGS
Swisher Hygiene Inc.
a)	Registration Statement on Form 10, filed with the SEC on November 9, 2010, as amended on Form 10-A, filed with the SEC on December 15, 2010, January 11, 2011 and January 31, 2011;

b)	Current Reports on Form 8-K, filed with the SEC on January 12, 2011, January 31, 2011, and February 11, 2011; and

c)	Registration Statement on Form 8-A, filed with the SEC on February 1, 2011.

E-1